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Exhibit 99.15

[LETTERHEAD OF ROBERTSON STEPHENS, INC.]

Board of Directors
PictureTel Corporation
100 Minuteman Road
Andover, Massachusetts 01810

Members of the Board:

We hereby consent to the reference to our opinion letter, dated May 24, 2001, to the Board of Directors of PictureTel Corporation ("PictureTel") under the caption "SUMMARY—Opinion of PictureTel's financial advisor" in the prospectus of Polycom, Inc. ("Polycom") included in the Registration Statement on Form S-4 relating to the proposed exchange offer and merger transaction involving PictureTel and Polycom. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

By:	/s/ ROBERTSON STEPHENS, INC. ROBERTSON STEPHENS, INC.

June 18, 2001

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  Exhibit 99.15
[LETTERHEAD OF ROBERTSON STEPHENS, INC.]